THIS IS NOT A LETTER OF TRANSMITTAL
NOTICE OF GUARANTEED DELIVERY
for
Deposit of Common Shares
of
MDS Inc.
Pursuant to the Offer to Purchase dated February 19, 2010
     As set forth in Section 3 of the offer to purchase of MDS Inc (“MDS”) dated February 19, 2010 (together with any amendments, supplements or variations thereto, the “Offer to Purchase”), this form or one substantially equivalent hereto, must be used to deposit common shares (the “Shares”) in the capital of MDS pursuant to the Offer to Purchase if certificates for Shares are not immediately available or time will not permit all documents required by the Letter of Transmittal to reach the Depositary at or prior to the Expiration Time (as defined in the Offer to Purchase). Such form may be delivered by hand or transmitted by facsimile transmission or letter to the Depositary at the office set forth below. See Section 3 of the Offer to Purchase.

TO:	MDS INC.
AND TO:	CIBC MELLON TRUST COMPANY, as Depositary
Offices of the Depositary, CIBC Mellon Trust Company

By Registered Mail or Mail	By Hand or by Courier

CIBC Mellon Trust Company P.O. Box 1036 Adelaide Street Postal Station Toronto, Ontario M5C 2K4	199 Bay Street Commerce Court West Securities Level Toronto, Ontario M5L 1G9

Attention: Corporate Restructures	Attention: Corporate Restructures
By Facsimile Transmission: (416) 643-3148
     Delivery of this Notice of Guaranteed Delivery to an address or transmission of instructions via a facsimile number other than as set forth above does not constitute a valid delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery have the meanings ascribed to them in the Offer to Purchase. Shareholders should carefully consider the income tax consequences of depositing Shares under the Offer. See Section 8 “Tax Consequences” in the issuer bid circular (“Circular”) that accompanies this Notice of Guaranteed Delivery.
     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature must appear on the applicable space on the Letter of Transmittal.
     The undersigned hereby deposits to MDS in the manner and at the price per Share indicated below in Box B, net to the shareholder in cash (subject to applicable withholding taxes), upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of which are hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure as set forth in Section 3 of the Offer to Purchase.

Certificate Number(s) - If Available	Number of Shares	Name & Address of Shareholder (please print)

*	If the space provided for any answer is insufficient, additional sheets may be appended to this Notice of Guaranteed Delivery.

     IMPORTANT: This Notice of Guaranteed Delivery or a manually executed photocopy hereof (together with all other required documents) must be received by the Depositary at its Toronto, Ontario address at or prior to the Expiration Time.
DO NOT SEND SHARE CERTIFICATES WITH THIS FORM
     The Institution which completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period set out in Section 3 of the Offer to Purchase. Failure to do so could result in a financial loss to such institution.
GUARANTEE
(Not to be used for signature guarantee)
     The undersigned, a Canadian Schedule I chartered bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP), guarantees to deliver to the Depositary at its address set forth above the certificate(s) representing the Shares deposited hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed photocopy thereof) and any other required documents, on or before 5:00 p.m, Toronto Time, on the third Trading Day after the Expiration Date. As used herein, a “Trading Day” means a day on which trading occurs on the Toronto Stock Exchange and the New York Stock Exchange.

Name of Firm	Authorized Signature

Address of Firm	Name

(Please type or print)

Title

Postal Code or Zip Code	Dated , 2010

Area Code and Tel. No.

BOX A
TYPE OF TENDER

Check only one box. If more than one box is checked or if no box is checked, all Shares identified below will be deemed to have been tendered by way of a Purchase Price Tender. Shares are being deposited hereby pursuant to:

☐           An Auction Tender (Please complete Box B)                     ☐           A Purchase Price Tender

BOX B
AUCTION TENDER
PRICE (IN UNITED STATES DOLLARS) PER SHARE AT
WHICH SHARES ARE BEING DEPOSITED.
This box MUST be completed if Shares are being deposited
pursuant to an Auction Tender. Failure to properly complete this box will result in Shares being deemed to have been deposited pursuant to a Purchase
Price Tender.

Check the appropriate box to indicate Auction Tender Price.
PRICE IN UNITED STATES DOLLARS

☐ $8.10	☐ $8.55	☐ $9.00
☐ $8.15	☐ $8.60	☐ $9.05
☐ $8.20	☐ $8.65	☐ $9.10
☐ $8.25	☐ $8.70	☐ $9.15
☐ $8.30	☐ $8.75	☐ $9.20
☐ $8.35	☐ $8.80	☐ $9.25
☐ $8.40	☐ $8.85	☐ $9.30
☐ $8.45	☐ $8.90
☐ $8.50	☐ $8.95

If portions of shareholdings are being deposited at different prices, use a separate Notice of Guaranteed Delivery for each price specified. (See Instruction 5 of the Letter of Transmittal)

BOX C
ODD LOTS
(See Instruction 7 of the Letter of Transmittal)
To be completed ONLY if Shares are being deposited by or on behalf of persons owning beneficially an aggregate of fewer than 100 Shares as of the close of business on the Expiration Date.
The undersigned either (check one):
☐	will be the beneficial owner of an aggregate of fewer than 100 Shares as of the close of business on the Expiration Date, all of which are deposited, or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (i) is depositing, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner will own an aggregate of fewer than 100 Shares as of the close of business on the Expiration Date and is depositing all of such Shares.